UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2014

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2014, Repros Therapeutics Inc. (the “Company”) and Joseph S. Podolski, the Company’s President and Chief Executive Officer (“Mr. Podolski” or “Executive”), entered into an employment agreement (the “Agreement”), which replaces Mr. Podolski’s prior employment agreement dated as of January 1, 1993, as subsequently amended.

The initial term of the Agreement commences on June 16, 2014 and, unless sooner terminated in accordance with its terms, expires on June 15, 2018, subject to automatic one-year renewals unless notice is given by either party at least 60 days prior to the end of the then current term. Under the Agreement, Mr. Podolski’s minimum base salary is $495,000 per year. Mr. Podolski’s base salary is subject to review at least annually by the Compensation and Option Committee of the Company’s Board of Directors (the “Compensation Committee”). He is eligible to receive annual performance bonuses, based on a minimum target bonus of not less than 100% of Mr. Podolski’s base salary, under the Company’s annual incentive plan upon the achievement of individual and corporate performance goals to be established by the Compensation Committee. He is also eligible to participate in any long-term equity incentive programs established by the Company for its senior executives generally and all employee benefit plans or programs generally accorded to employees of the Company.

The Agreement provides for the following in the event of Mr. Podolski’s termination by the Company without Cause or his resignation for Good Reason (both as defined in the Agreement), and upon his execution, and nonrevocation, of a prescribed release: (1) payment of a severance payment equal to an amount equal to three times the amount that results from (x) the sum of (i) Executive’s annual base salary (at the rate in effect immediately before the date of termination) and target bonus for the fiscal year in which the termination occurs, (ii) Executive’s annual base salary for each of the two calendar years immediately prior to the calendar year in which the termination date occurs and (iii) the annual bonus that was actually earned and paid to Executive for the two fiscal years that immediately precede the fiscal year in which the termination date occurs, divided by (y) three; (2) if Executive timely elects continuation coverage under COBRA, the Company will reimburse Executive (or, if Executive dies following his termination date, Executive’s spouse, if any), for the eighteen (18) month period following the date of termination, for the monthly COBRA cost of continued medical and dental coverage paid by Executive for himself, his spouse and his eligible dependents under the Company’s medical and dental plans, less the amount that Executive would be required to contribute for medical and dental coverage if Executive were an active employee of the Company; (3) all outstanding stock options held by Executive which are not vested and exercisable as of the date of termination will become fully vested and exercisable on the date of termination and (4) all outstanding stock options held by the Executive on his date of termination will remain exercisable for the shorter of (x) a period of two (2) years from the date of termination or (y) the remaining term of the option. The severance payment described in clause (1) will be paid to Mr. Podolski in three equal installments following his last day of employment with the Company. The first installment will be paid, unless a delay is required by applicable law, within 60 days after the date of termination, the second installment within 60 days following the first anniversary of the date of termination and the third installment within 60 days following the second anniversary of the date of termination. Within 60 days following the date of termination the Company will contribute the full amount of the second and third installments of the severance payment to a rabbi trust. If Mr. Podolski dies following the date of termination, but prior to his receipt of the entire severance payment due as described in (1) above, any remaining balance owed to him will be paid to the personal representative of his estate.

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Mr. Podolski is required under the Agreement to devote his full business time to the business and affairs of the Company, and he is restricted in his ability to compete directly or indirectly with the Company during the term of the Agreement and for a period thereafter.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 16, 2014, at the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”), the stockholders of the Company voted on (1) the election of six directors, each to serve until our next annual meeting of stockholders or until their respective successors have been duly elected and qualified, (2) the ratification and approval of the appointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm for our fiscal year ending December 31, 2014 and (3) an advisory vote to approve, on an advisory basis, the compensation of our named executive officers. The voting results on these proposals were as follows:

Proposal 1.	Election of six directors to hold office until our next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes

Joseph S. Podolski	14,713,364	616,176	4,314,757
Daniel F. Cain	14,713,577	615,963	4,314,757
Nola E. Masterson	13,857,688	1,471,852	4,314,757
Saira Ramasastry	14,712,351	617,189	4,314,757
Michael Suesserman	14,714,704	614,836	4,314,757
Michael G. Wyllie, Ph.D., DSC	14,715,240	614,300	4,314,757

Proposal 2.	Ratification and approval of the appointment of PricewaterhouseCoopers LLP as our registered independent public accounting firm for our fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,600,634	27,479	16,184	0

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Proposal 3.	Approval of an advisory vote to approve, on an advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,664,085	60,526	604,929	4,314,757

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title

99.1	Employment Agreement, dated June 16, 2014, between Repros Therapeutics Inc. and Joseph S. Podolski.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.

By:	/s/ Katherine Anderson
Katherine Anderson
CFO

Dated: June 20, 2014

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EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Employment Agreement, dated June 16, 2014, between Repros Therapeutics Inc. and Joseph S. Podolski.

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